SUB-ITEM 77I

MFS Mid Cap Value Fund, a series of MFS Series Trust XI, established a new class of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 20 to the Registration Statement (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.